H J & ASSOCIATES, L.L.C.

           CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS
        American Institute of Certified Public Accountants
         Utah Association of Certified Public Accountants



       CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated March 23, 2000, accompanying the financial statements of Trans Energy, Inc., included in its report on Form 10-KSB for the fiscal year ended December 31, 1999, and hereby consent to the incorporation by reference to such report in this Registration Statement on Form S-8



H J Associates, LLC (formerly known as Jones, Jensen & Company)
Salt Lake City, Utah
June 27, 2000